Exhibit 10.3

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 20, 2013, by and among Globalstar, Inc., a Delaware corporation (the “Company”), and Thermo Funding Company LLC, a Colorado limited liability company (“Thermo”).

WHEREAS, the Company has entered into the Exchange Agreement, dated as of May 20, 2013 (the “Exchange Agreement”), with certain holders (the “Noteholders”) of the Company’s 5.75% Convertible Senior Notes due 2028 (the “Notes”);

WHEREAS, as a condition to closing under the Exchange Agreement, Thermo, or one of its affiliates, is required to purchase $25,000,000 of shares of common stock of the Company (the “Common Stock”) at a price of $0.32 per share;

WHEREAS, the Company and Thermo each desire to satisfy the condition to Closing under the Exchange Agreement as described above;

WHEREAS, the Company is a party to the COFACE Facility Agreement dated as of June 5, 2009 (as amended, the “COFACE Agreement”), between, among others, the Company, BNP Paribas as the Security Agent and the COFACE Agent (“Paribas”) and the lenders thereunder (the “Lenders”), pursuant to which the Company has borrowed up to $586,342,000;

WHEREAS, in order to obtain the consent of Paribas and the Lenders to the transactions contemplated by the Exchange Agreement, the Company and Thermo were required to enter into the Equity Commitment, Restructuring and Consent Agreement dated as of May 20, 2013 (the “Consent Agreement”) by and among the Borrower, the Lender, the domestic subsidiaries of the Lender, Paribas and the Lenders;

WHEREAS, Section 2(a) of the Consent Agreement requires Thermo to agree to provide certain funds to the Company under the conditions set forth therein;

WHEREAS, the Company and Thermo each desires to agree upon the terms upon which Thermo will provide the funds referred to above;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

PURCHASE

Section 1.1    Purchase. Under the terms and subject to conditions hereof and in reliance upon the representations, warranties and agreements contained herein:

(a)     Simultaneously with the Closing (as defined in the Exchange Agreement), Thermo shall fund the purchase of 78,125,000 shares of non-voting Common Stock (the “Shares”) for an aggregate purchase price of $25,000,000; and

(b)     From and after the Effective Date (as defined in the Consent Agreement), Thermo shall fund the purchase of additional shares of non-voting Common Stock (the “Additional Shares”), at a price of $0.32 per Additional Share, by paying to the Company an amount in cash equal to the excess, if any (determined as of the last Business Day of the prior week) of (i) $4,000,000 over (ii) the Company’s consolidated unrestricted cash balance as determined pursuant to the Consent Agreement. In furtherance thereof, on the Effective Date, Thermo shall irrevocably fund the purchase of 15,625,000 shares of non-voting common stock for an aggregate purchase price of $5,000,000. On the first Business Day of each week, the Company shall notify Thermo of the amount to be advanced that week. Thermo’s obligation to purchase the Additional Shares and make such advances will terminate when and as provided in the Consent Agreement.

Section 1.2    Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the funding of the purchase of the Shares pursuant to Section 1.1(a) shall occur at 8:00 a.m. Covington, Louisiana time on the date of this Agreement, at the corporate office of the Company, 300 Holiday Square Blvd., Covington, Louisiana 70433, or such other time, date or location as agreed by the parties. The date on which the closing occurs is hereinafter referred to as the “Closing Date.” All payments made under this Agreement shall be made by wire transfer of immediately available funds.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Thermo as follows (All of which representations and warranties are subject to the following—the Company has previously issued all of the shares of non-voting Common Stock authorized by its Amended and Restated Certificate of Incorporation, as amended (the “Certificate”). The Board of Directors of the Company and the holders of a majority of the Company’s outstanding shares of Common Stock have approved an amendment (the “Amendment”) to the Certificate authorizing the issuance of additional shares of non-voting Common Stock. The Amendment has not yet been filed, but the parties anticipate that it will be filed as promptly as possible after the Closing.):

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Section 2.1    Authority Relative to this Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s board of directors, and no other corporate or stockholder proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 2.2    Approvals. No consent, approval, authorization or order of, or registration, qualification or filing with any court, regulatory authority, governmental body (a “Governmental Entity”) or any other third party (each, an “Approval”) is required to be made or obtained by the Company or any of its subsidiaries for the execution, delivery or performance by the Company and its Domestic Subsidiaries of this Agreement or the consummation by the Company and its Domestic Subsidiaries of the transactions contemplated hereby or thereby, other than those that have been or will be obtained prior to the Closing Date or those for which consents are being obtained, and except for filings required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities laws, other matters where the failure by the Company to make or obtain any Approval would not be material to the business of the Company and its subsidiaries, taken as a whole, and the filing of the Amendment with the Secretary of State of the State of Delaware.

Section 2.3    Non-Contravention.

(a)      The performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the organizational documents of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except in the case of clauses (i) or (iii) above, as would not be material to the business of the Company and its subsidiaries, taken as a whole, or as publicly disclosed in any filing by the Company under the Exchange Act.

(b)      Neither of the Company nor any of its subsidiaries is (i) in violation of the provisions of its organizational documents or (ii) in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (other than any default identified in the Exchange Agreement), except in the case of clause (ii) above, as would not be material to the business of the Company and its subsidiaries, taken as a whole, or as publicly disclosed in any filing by the Company under the Exchange Act, including without limitation defaults with respect to the Notes and the COFACE Agreement.

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Section 2.4    Capitalization; Issuance. The authorized capital stock of the Company is 1,100,000,000 shares, of which 1,000,000,000 shares have been designated as Common Stock, of which 492,216,625 shares were issued and outstanding immediately prior to the Closing. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued shares of capital stock of each material subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. All corporate action, other than the filing of the Amendment, has been taken such that the Shares and the Additional Shares issuable under this Agreement, when issued, will have been duly and validly authorized and, when issued and delivered in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.

Section 2.5    Securities Laws. The Company is current in its filings of all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act and such filings are in material compliance with the Exchange Act.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THERMO

Thermo represents and warrants to the Company, as follows:

Section 3.1    Existence; Authorization. Thermo is duly organized and validly existing under the laws of its jurisdiction of organization. The execution, delivery and performance by Thermo of this Agreement and the consummation of the transactions contemplated hereby are within Thermo’s powers and have been duly authorized by all necessary action on the part of Thermo. This Agreement has been duly executed by Thermo and constitutes a valid and binding agreement of Thermo.

Section 3.2    Non-Contravention; Approvals. The execution, delivery and performance by Thermo of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the organizational documents of Thermo or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Thermo or any of its properties or (ii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Thermo under any provision of any agreement or other instrument binding upon Thermo. The execution, delivery and performance by Thermo of this Agreement and the consummation of the transactions contemplated hereby do not require any Approval that has not been obtained.

Section 3.3    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Thermo or any of its affiliates.

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Section 3.4     Securities Laws. Thermo is participating in this Agreement and acquiring the Shares and any Additional Shares for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Thermo does not have a present arrangement to effect any distribution of the Shares or the Additional Shares to or through any person or entity; provided, however, that by making the representations herein, Thermo does not agree to hold any of the Shares of the Additional Shares for any minimum or other specific term and reserves the right to dispose of the Shares or the Additional Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

Section 3.5    Restricted Securities; Reliance on Exemptions. Thermo acknowledges that the Shares and the Additional Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and, thus, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Thermo further understands that the Company is relying in part upon the truth and accuracy of, and Thermo’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Thermo set forth herein in order to determine the availability of such exemptions and the eligibility of Thermo to acquire the Shares and the Additional Shares.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1    Commercially Reasonable Efforts; Further Assurances. The parties shall each cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective commercially reasonable efforts to promptly take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable after the date of this Agreement. The failure of any party to perform the actions contemplated by this Agreement shall not impair the rights and obligations of any party under this Agreement, and notwithstanding any such failure, except as specifically set forth in this Agreement, the parties shall endeavor in good faith to consummate the transactions contemplated by this Agreement upon the terms set forth herein.

Section 4.2    Delivery of the Shares and Payment. At the Closing, Thermo shall pay the purchase price of the Shares by wire transfer to an account designated by the Company. The Company shall file the Amendment as soon as possible under applicable law after the Closing. Immediately after the filing of the Amendment, the Company shall deliver to Thermo a certificate or certificates for the Shares and any Additional Shares previously purchased or evidence from DTC that the Shares and any such Additional Shares have been transferred from the Company’s account at DTC to the account of Thermo or its DTC participant in accordance with this Agreement. If the Amendment is not filed by July 31, 2013, the Company shall deliver to Thermo shares of voting Common stock in lieu of the shares of non-voting Common Stock otherwise contemplated hereby. If Thermo purchases any Additional Shares after the filing of the Amendment, the Company shall deliver to Thermo a certificate or certificates for the Additional Shares so purchased or evidence from DTC that such Additional Shares have been transferred from the Company’s account at DTC to the account of Thermo or its DTC participant in accordance with this Agreement.

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Section 4.3    Voting Restrictions. In accordance with the terms of existing obligations of the Company and Thermo, Thermo shall not exercise any right to vote the Shares or the Additional Shares in the election of directors of the Company as long as Thermo and its affiliates own 70% or more of the Common Stock of the Company.

Section 4.4    Transfer Restrictions.

(a)      Thermo covenants that the Shares and the Additional Shares will be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of the Shares or the Additional Shares other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144(k), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Shares or Additional Shares by Thermo to an Affiliate of Thermo, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Shares or the Additional Shares.

(b)       Thermo agrees to the imprinting, until no longer required by this Section 4.4(b), of the following legend on any certificate evidencing any of the Shares or the Additional Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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Certificates evidencing the Shares or the Additional Shares shall not be required to contain such legend or any other legend (i) while a registration statement covering the resale of the Shares is effective under the Securities Act, (ii) following any sale of such Shares or Additional Shares pursuant to Rule 144 if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the Shares or the Additional Shares can be sold under Rule 144, (iii) if the Shares or Additional Shares are eligible for sale without any volume limitation under Rule 144, or (iv) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).

(c)      The Company will not object to and shall permit (except as prohibited by law) Thermo to pledge or grant a security interest in some or all of the Shares or the Additional Shares in connection with a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares or the Additional Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement, and if required under the terms of such arrangement, the Company will not object to and shall permit (except as prohibited by law) Thermo to transfer pledged or secured Shares or Additional Shares to the pledgees or secured parties. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith (but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by Thermo to a transferee of the pledgee), and no notice shall be required of such pledge. Thermo acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or the Additional Shares or for any agreement, understanding or arrangement between Thermo and its pledgee or secured party. At Thermo’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares or Additional Shares may reasonably request in connection with a pledge or transfer of the Shares or Additonal Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

Section 4.5    Filings.  Each of Thermo and the Company shall coordinate and cooperate with one another and shall each use commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all legal requirements and shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Entity in connection with the purchase of the Shares and the Additional Shares, including, without limitation any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws and the securities laws of any foreign country, or any other legal requirement relating to the purchase and sale of the Shares and the Additional Shares.  Each of Thermo and the Company will cause all documents that it is responsible for filing with any Governmental Entity to comply in all material respects with all applicable legal requirements.

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ARTICLE V

CONDITIONS TO CLOSING

Section 5.1   Conditions to Closing of Each Party. The obligations of each of the parties at the Closing are subject to the fulfillment or waiver by such party on or prior to the Closing Date of each of the following conditions:

(a)      Exchange Agreement. The Exchange Agreement shall not have been terminated.

(b)      No Legal Restraint. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other legal restraint or prohibition of any governmental entity preventing the consummation of the transactions contemplated herein shall be in effect or pending.

(c)      Executed Agreement. Each of the parties shall have received an executed counterpart of this Agreement from each of the other parties.

Section 5.2   Conditions to Closing of the Company. The obligations of the Company at the Closing pursuant to this Agreement are subject to the fulfillment or waiver on or prior to the Closing Date of each of the following conditions:

(a)      Representations and Warranties. The representations and warranties of Thermo contained herein shall be true and correct in all material respects on the Closing Date as though made as of such date, except to the extent expressly made as of an earlier date, in which case as of such date.

(b)      Performance. All agreements and conditions contained in this Agreement to be performed or complied with by Thermo on or prior to the Closing Date shall have been performed or complied with by Thermo in all material respects.

Section 5.3   Conditions to Closing of Thermo. The obligations of Thermo to the Company at the Closing pursuant to this Agreement are subject to the fulfillment or waiver on or prior to the Closing Date of each of the following conditions:

(a)      Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for the representations and warranties qualified by materiality, which shall be true and correct in all respects) on the Closing Date as though made as of such date, except to the extent expressly made as of an earlier date, in which case as of such date.

(b)      Performance. All agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

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ARTICLE VI

MISCELLANEOUS

Section 6.1    Survival. The representations, warranties and covenants contained in this Agreement shall survive the Closing and the purchase of the Shares and the Additional Shares.

Section 6.2    Amendment and Waiver. Except as otherwise provided herein, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any agreement on the part of any party to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 6.3    Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 6.4    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 6.5    Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

Section 6.6    Counterparts; Third Party Beneficiaries. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 6.7    Remedies.

(a)   Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have in law or in equity, the non-breaching party will have the right (without the requirement of posting bond) to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

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(b)   All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 6.8    Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, electronic mail, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

If to the Company:

Globalstar, Inc.

300 Holiday Square Blvd.

Covington, Louisiana 70433

Telephone Number: (985) 335-1503

Facsimile: (985) 335-1900

Attention: L. Barbee Ponder

If to Thermo:

Thermo Funding Company LLC
1735 Nineteenth Street, Suite 200

Denver, Colorado 80202-1005
Attention: James Monroe III

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers or electronic mail addresses specified above (or at such other address or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

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Section 6.9    Governing Law; Consent to Jurisdiction. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, the transactions contemplated hereby and/or the interpretation and enforcement of the rights and duties of the parties hereto, shall be governed by and construed in accordance with the law of the State of Delaware without regard to any applicable principles of conflicts of law. Each party to this Agreement agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the non-exclusive jurisdiction of the United States District Court for the District of Delaware or the applicable Delaware state court located in Newcastle County and agrees to venue in such courts.

Section 6.10  Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GLOBALSTAR, INC.

By:	/s/ L. Barbee Ponder IV
	Name:	L. Barbee Ponder IV
	Title:	General Counsel and Vice President-Regulatory Affairs

THERMO FUNDING COMPANY LLC

By:	/s/ James Monroe III
	Name:	James Monroe III
	Title:	Manager

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